Exhibit 99.1

SOCCER PARTNERS AMERICA

Financial Statements

June 30, 2021

SOCCER PARTNERS AMERICA

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Your Vision Our Focus

Independent Auditors’ Report

To the Board of Directors

Soccer Partners America

Opinion

We have audited the accompanying financial statements of Soccer Partners America (the Company), which comprise the statement of financial condition as of June 30, 2021, and the related statements of activities and net deficit and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2021, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ Turner, Stone & Company, L.L.P.

Certified Public Accountants

Dallas, Texas

May 18, 2022

Turner,Stone & Company, L.L.P.
 Accountants and Consultants
12700 Park Central Drive, Suite 1400
Dallas, Texas 75251
 Telephone: 972-239-1660 ⁄ Facsimile: 972-239-1665
Toll Free: 877-853-4195
Web site: turnerstone.com

INTERNATIONAL ASSOCIATION OF ACCOUNTANTS AND AUDITORS

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Soccer Partners America

Statement of Financial Position

June 30, 2021

ASSETS
Current assets
Cash	$329,539
Accounts receivable, net	464,361
Prepaid expenses	62,976
Total current assets	856,876

Fixed assets, net	1,887

Total assets	$858,763

LIABILITIES AND NET DEFICIT
Current liabilities
Accounts payable and accrued expenses	$28,422
Deferred revenue	78,877
Total current liabilities	107,299

Non-current liabilities
SBA loan	240,800
Other loans payable	551,724
Total non-current liabilities	792,524
Total liabilities	899,823

Commitments and contingencies (Note 5)	-

Net deficit
Without donor restrictions	(41,060)
Total net deficit	(41,060)
Total liabilities and net deficit	$858,763

The accompanying notes are an integral part of these financial statements.

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Soccer Partners America

Statement of Activities and Net Deficit

For the Year Ended June 30, 2021

Without
Donor
Restrictions
Income	$1,795,929

Operating expenses
Direct costs of income	667,963
Salaries and expenses	528,950
Marketing	19,492
Bad debt expense	30,023
Other general and administrative	32,468
Total operating expenses	1,278,896

Operating income	517,033

Change in net deficit	517,033

Net deficit at beginning of year	(558,093)

Net deficit at end of year	$(41,060)

The accompanying notes are an integral part of these financial statements.

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Soccer Partners America

Statement of Cash Flows

For the Year Ended June 30, 2021

Cash flows from operating activities:
Increase in net assets	$517,033
Adjustments to reconcile increase in net assets to net cash used in operations:
Gain on forgiveness of PPP loans	-
Change in operating assets and liabilities:
Accounts receivable	(325,380)
Prepaid expense	(62,976)
Other asset	83,935
Accounts payable and accrued expenses	(95,083)
Deferred revenue	78,877
Net cash provided by operating activities	196,406

Cash flows used in investing activities:
Purchase of fixed assets	(1,887)
Net cash used in investing activities	(1,887)

Cash flows from financing activities:
Repayment of SBA loan	(50,000)
Repayment of other loans payable	(49,776)
Net cash used in financing activities	(99,776)

Net increase in cash	94,743

Cash at beginning of year	234,796

Cash at end of year	$329,539

Cash paid for interest	$-
Cash paid for taxes	$-

The accompanying notes are an integral part of these financial statements.

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SOCCER PARTNERS AMERICA

Notes to the Financial Statements

June 30, 2021

NOTE 1 – NATURE OF OPERATIONS

Company Background

Soccer Partners America (the “Company,” “we,” “us,” “our,” or “Rush Soccer”), was incorporated in the State of Colorado on October 1, 2005 as a not for profit corporation.

On March 7, 2022, Rush Soccer and Altitude International Holdings, Inc. (“Altitude Holdings”) and CMA Soccer LLC, a subsidiary of Altitude Holdings (collectively “Altitude”) entered into a Consulting, Management and License Agreement. As part of the agreement, certain members of the management of Soccer Partners were granted a combined total of 10,000,000 shares of common stock of Altitude Holdings and employment agreements for five individuals. Additionally, over a 20-year period, Altitude will pay the Company $20,000 annually, for a total of $400,000. See Note 7.

Nature of Operations

Rush Soccer is a multi-faceted organization focused on worldwide soccer leagues and assisting youth clubs around the United States grow and provide better services for its members. The Company organizes and manages tournaments, sells uniforms and offers membership in its programs.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company follows the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America and has a year-end of June 30.

Financial Statement Presentation

Under Accounting Standards Codification (“ASC”) Topic 958, Not-for-Profit Entities, the Company is required to evaluate whether the resource provider is receiving commensurate value in a transfer of assets transaction and whether contributions are conditional or unconditional.

Net assets and revenues, expenses, gains and losses are classified based on the existence or absence of donor-imposed restrictions. Accordingly, net assets/deficit and changes therein are classified as follows:

Net Assets/Deficit With Donor Restrictions – Net assets/deficit subject to donor-imposed stipulations that may or will be met by actions of the Company and/or the passage of time.

Net Assets/Deficit Without Donor Restrictions – Net assets/deficit not subject to donor-imposed stipulations. Net assets/deficit that are without donor restriction but have been designated for a particular purpose by the finance committee, if any, are reflected as Designated Net Assets/Deficit.

Revenues are reported as increases in net assets or decreases in net deficit without donor restrictions unless use of the related assets is limited by donor-imposed restrictions. Expenses are reported as decreases in net assets without donor restrictions. Expirations of temporarily restricted net assets/deficit (i.e., the donor-stipulated purpose has been fulfilled and/or the stipulated time period has elapsed) are reported as reclassifications between the applicable classes of net assets/deficit. Contribution of assets other than cash are recorded at their estimated fair value.

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Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash is comprised of cash balances. Cash is held at major financial institutions and is subject to credit risk to the extent that those balances exceed applicable Federal Deposit Insurance Corporation (“FDIC”) of $250,000. The Company had material balances in excess of the insured limits as of June 30, 2021 of approximately $79,539.

Accounts Receivable

Accounts receivable for the rebate for soccer kits purchased by club members and membership rebates are recorded by the Company. As of June 30, 2021, the balance was $464,361 of which $461,535 is due from Capelli Sport, a related party (see Note 6).

Bad debt expense is determined based on the aging of accounts receivable and subsequent collections. Typically, receivables aged 60 days, or more is reviewed for determination. Receivables over 90 days, unless payment terms with some payments made to date, are reserved as additional allowance for doubtful accounts. The allowance for doubtful accounts at June 30, 2021 is $0.

Fixed Assets

Fixed assets are stated at cost, net of accumulated depreciation. Expenditures that extend the life, increase the capacity, or improve the efficiency of property and equipment are capitalized, while expenditures for repairs and maintenance are expensed as incurred. Depreciation is recognized using the straight-line method over the following approximate useful lives:

Computers, software, and office equipment	1 – 6 years
Machinery and equipment	3 – 5 years

Impairment of Long-Lived Assets

The Company’s long-lived assets and other assets (consisting of property and equipment) are reviewed for impairment in accordance with the guidance of the FASB ASC Topic 360-10, Property, Plant, and Equipment. Long lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future net cash flows expected to be generated by that asset. If the carrying amount of an asset exceeds its estimated future undiscounted cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Revenue Recognition

Our sales are generated from three revenue streams: 1) hosting events, 2) membership fees, and 3) selling uniforms.

We account for a contract after it has been approved by all parties to the arrangement, the rights of the parties are identified, payment terms are identified, the contract has commercial substance and collectability of consideration is probable.

We determine the transaction price for each contract based on the consideration we expect to receive for the products or services being provided under the contract. Revenue is recognized at the time of performance in regard to certain events.

Our event revenues are related to soccer tournaments. Our performance obligations are met when the tournament is complete.

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Our membership fees are related to a business-to-business transaction and the invoice is due upon receipt. The Company bills its affiliated clubs for being part of the “Rush Soccer” brand. Every club that partners with Rush Soccer pays $12 per player annually which affords the club to have access to the Rush Soccer programs and services. The individual clubs choose which programs best fits their business needs and utilizes the Company’s resources when it is best for their business and membership.

Our uniform sales are related to the purchase by consumers of uniforms. Our performance obligations are met when the uniform is sent to the purchaser.

Blue Sombrero makes up approximately 12% of the revenue of the Company for the year ended June 30, 2021.

Deferred Revenue

Our payment terms generally require an initial deposit to confirm a reservation for hosted events. Historically, the Company’s deferred revenue balances have been comprised solely of customer deposit balances and changes from period to period due to the seasonal nature of the event cycle. Deposits for any event and/or program are the normal course of business. As of June 30, 2021, deferred revenue amounted to $78,877.

Fair Value of Financial Instruments

The book values of cash, accounts receivable, and accounts payable approximate their respective fair values due to the short-term nature of these instruments. The fair value hierarchy under GAAP distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs).

The hierarchy consists of three levels

●	Level one — Quoted market prices in active markets for identical assets or liabilities;
●	Level two — Inputs other than level one inputs that are either directly or indirectly observable; and
●	Level three — Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. We evaluate our hierarchy disclosures each quarter.

Income Taxes

The company is a non-for-profit company exempt from income taxes under Section 501(c)(3) of the Internal Revenue Code and classified by the Internal Revenue Services as other than a private foundation.

Recent Accounting Pronouncements

Recently Issued Accounting Standards: Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 3 – FIXED ASSETS

The Company has fixed assets related to computer and equipment, and machinery and equipment. The depreciation of the equipment is over a three-year period. As of June 30, 2021, the Company had fixed assets, net of accumulated depreciation, of $1,887. The fixed assets are as follows:

June 30, 2021
Computer and equipment	$507
Machinery and equipment	1,380
Total fixed assets	1,887
Less: Accumulated depreciation	-
Total fixed assets, net	$1,887

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Depreciation for the year ended June 30, 2021 was $0.

NOTE 4 – NOTES PAYABLE

On April 10, 2020, the Company received $140,800 from the United States Small Business Administration (“SBA”) under the Paycheck Protection Program (“PPP”). The note had interest of 1%. This note was forgiven on January 19, 2021. The forgiveness was treated as grant income in the period they were received.

On June 15, 2020, the Company received $150,000 from the SBA. The promissory note requires monthly payments of $641, to begin twelve months from the date of the promissory note. The promissory note matures on June 15, 2050 and bears interest of 2.75%. The promissory note is secured by the assets of the Company. This promissory note was issued under the disaster loan program in connection with the COVID-19 emergency. At June 30, 2021, the balance was $100,000.

On January 23, 2021, the Company received $140,800 from the SBA under PPP. The note had interest of 1%. This note was forgiven on September 1, 2021 (see Note 7). The forgiveness was treated as grant income in the period they were received. At June 30, 2021, the balance was $140,800.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company is subject, from time to time, to claims by third parties under various legal disputes. The defense of such claims, or any adverse outcome relating to any such claims, could have a material adverse effect on the Company’s liquidity, financial condition and cash flows.

NOTE 6 – RELATED PARTY TRANSACTIONS

The Company conducts business with Capelli Sport. Elizabeth Altirs is a co-Founder and Creative Director of Capelli Sport and is a member of the Board of Directors of the Company.

As of June 30, 2021 and 2020, $461,535 and $82,508, respectively, is due from Capelli Sport as recorded in accounts receivable (see Note 2). In fiscal year 2021, the Company applied $49,776 of accounts receivable from Capelli Sport as a reduction to the balance of the advances made by Capelli Sport. In other loans payable, $551,724 and $601,500, respectively, is due to Capelli Sport related to advances.

The Company recorded income of $824,521 (45.9% of income) related to Capelli Sport and approximately 99% of the accounts receivable of the Company at June 30, 2021.

The Company utilizes an American Express credit card which has cards issued to three employees. The credit card account is personally guaranteed by Justin Miller, Chief Operating Officer of the Company.

NOTE 7 – SUBSEQUENT EVENTS

On September 1, 2021, the SBA loan under PPP, dated January 23, 2021, was forgiven (see Note 4).

On March 7, 2022, Rush Soccer and Altitude International Holdings, Inc. (“Altitude Holdings”) and CMA Soccer LLC, a subsidiary of Altitude Holdings (collectively “Altitude”) entered into a Consulting, Management and License Agreement. As part of the agreement, certain members of the management of Soccer Partners were granted a combined total of 10,000,000 shares of common stock of Altitude Holdings and employment agreements for five individuals. Additionally, over a 20-year period, Altitude will pay the Company $20,000 annually, for a total of $400,000.

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